As filed with the Securities and Exchange Commission on August 30, 2016

Registration Statement No. 333-212200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Nexeo Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5188282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000

The Woodlands, Texas 77380
(281) 297-0700

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michael B. Farnell, Jr.
Executive Vice President, Chief Legal Officer and Secretary
3 Waterway Square Place, Suite 1000

The Woodlands, Texas 77380
(281) 297-0700
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:
Sarah Knight Morgan
Vinson & Elkins L.L.P.
1001 Fannin St., Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

Nexeo Solutions, Inc.  is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-212200), originally filed on June 23, 2016 (the “Registration Statement”), as an exhibit only filing to file the consents of KMPG LLP, PricewaterhouseCoopers LLP and Hereford, Lynch, Sellars & Kirkham, P.C. (together, the “Consents”) filed herewith as Exhibits 23.1, 23.2 and 23.3 in order to update the Consents originally filed with the Registration Statement. Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consents filed herewith as Exhibits 23.1, 23.2 and 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.                          Exhibits.

Exhibit Number	Description
Exhibit 2.1*

Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp., Neon Acquisition Company LLC, Neon Holding Company LLC, TPG Accolade Delaware, LP, Nexeo Solutions Holdings, LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 2.2*

Amendment No. 1 to the Agreement and Plan of Merger, dated June 6, 2016, by and among the WL Ross Holding Corp., Neon Acquisition Company, LLC, Neon Holding Company LLC, Nexeo Solutions Holdings, LLC, TPG Accolade Delaware, L.P. and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 3.1

Second Amended and Restated Certificate of Incorporation of Nexeo Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 15, 2016)

Exhibit 3.2	Amended and Restated Bylaws of Nexeo Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 15, 2016)

Exhibit 4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit Number	Description
Exhibit 4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 5.1**	Opinion of Vinson & Elkins L.L.P.

Exhibit 10.8

Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among TPG Capital LLC, WL Ross Sponsor LLC and WL Ross Holding Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.9

Amendment No. 1 to Shareholders’ and Registration Rights Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.11

Registration Rights Agreement, dated May 23, 2016, by and between WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, LLC, on behalf of one or more clients (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.12

Registration Rights Agreement, dated June 9, 2016, by and among Nexeo Solutions, Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.  (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 15, 2016)

Exhibit 10.15

Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.16

Amendment No. 1 to Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.17

Private Placement Warrant Exchange Letter Agreement, dated as of March 21, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Solutions Holdings, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.18

Subscription Agreement, dated May 9, 2016, by and between WL Ross Holding Corp. and Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.19

Subscription Agreement, dated May 6, 2016, by and between WL Ross Holding Corp. and MFS Series Trust XV on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.20

Subscription Agreement, dated May 23, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, LLC, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.21

Subscription Agreement, dated June 6, 2016, by and among WL Ross Holding Corp. and WL Ross Sponsor LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.22

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, LLC, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit Number	Description
Exhibit 10.23

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Investors Master Fund, Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.24

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Partners International, Limited (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 23.1+	Consent of KPMG LLP

Exhibit 23.2+	Consent of PricewaterhouseCoopers LLP

Exhibit 23.3+	Consent of Hereford, Lynch, Sellars & Kirkham, P.C.

Exhibit 23.5**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 herein).

Exhibit 24.1**	Power of Attorney (included in the signature page hereto).

*                 Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**          Previously filed.

+                 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on August 30, 2016.

Nexeo Solutions, Inc.

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	August 30, 2016
David A. Bradley	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	August 30, 2016
Ross J. Crane	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer	August 30, 2016
Kristina A. Smith	(Principal Accounting Officer)

*	Director	August 30, 2016
Lord William Astor

*	Director	August 30, 2016
Kenneth M. Burke

*	Director	August 30, 2016
Nadim Z. Qureshi

*	Director	August 30, 2016
Wilbur L. Ross, Jr.

*	Director	August 30, 2016
Dan F. Smith

	Signature	Title	Date

	*	Director	August 30, 2016
Nathan H. Wright

	*	Director	August 30, 2016
Christopher J. Yip

	*	Director	August 30, 2016
Thomas E. Zacharias

* By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Attorney-in-fact